Exhibit 99.1

SOLV Energy Announces Closing of Initial Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

SAN DIEGO, California – February 12, 2026 – SOLV Energy, Inc. (“SOLV” or the “Company”) (Nasdaq: MWH), a leading provider of infrastructure services to the power industry, today announced the closing of its initial public offering of 23,575,000 shares of its Class A common stock, which includes the exercise in full by the underwriters of their option to purchase 3,075,000 additional shares, at the initial public offering price of $25.00 per share, less underwriting discounts and commissions. All of the shares were offered by the Company.

The shares began trading on the Nasdaq Global Select Market on February 11, 2026 under the ticker symbol “MWH.”

Jefferies and J.P. Morgan acted as joint lead book-running managers for the offering. KeyBanc Capital Markets, TD Cowen, UBS Investment Bank, Baird, Evercore ISI, Guggenheim Securities, Wolfe | Nomura Alliance, CIBC Capital Markets and Roth Capital Partners acted as bookrunners for the offering. Academy Securities acted as co-manager for the offering.

The offering of these securities was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained for free by visiting EDGAR on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov. Alternatively, copies of the final prospectus may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, or by telephone at +1 (877) 821-7388, or by email at prospectus_department@jefferies.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

A registration statement on Form S-1 relating to these securities was declared effective by the SEC on January 30, 2026. This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SOLV

SOLV Energy is a leading provider of infrastructure services to the power industry, including engineering, procurement, construction, testing, commissioning, operations, maintenance and repowering. Since 2008, we have built more than 500 power plants, representing 20 GW of generating capacity. SOLV Energy also provides operations and maintenance (O&M) services to 146 operating power plants, representing over 18 GW of generating capacity. In addition to EPC and O&M for utility-scale power plants and related T&D infrastructure, we offer large-scale repair, emergency response and repowering services and install end-to-end SCADA and network infrastructure solutions to maximize project performance and energy availability.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. These factors include but are not limited to those described under “Risk Factors” in SOLV’s registration statement on Form S-1, as amended, relating to the initial public offering. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the registration statement. Except as required by law, SOLV assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact:

Solebury Strategic Communications / Anthony Rozmus

InvestorRelations@solvenergy.com

Media Contact:

Ashley McCarthy

media@solvenergy.com

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